     As filed with the Securities and Exchange Commission on June 29, 2004
                                                      Registration No. 333-57866
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT No. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                          Honeywell International Inc.
             (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                 22-2640650
    (State or Other Jurisdiction of           (I.R.S. Employer Identification
    Incorporation or Organization)                        Number)

                                 P.O. Box 4000
                            Morristown, NJ 07962-2497

              (Address of Registrant's Principal Executive Offices)

                             ---------------------

         Data Instruments, Inc. Employee Stock Ownership Plan and Trust
                            (Full Title of the Plan)

                             ---------------------

                                Thomas F. Larkins
         Vice President, Corporate Secretary and Deputy General Counsel
                          Honeywell International Inc.
                                101 Columbia Road
                     Morris Township, New Jersey 07962-2497
                                 (973) 455-2000

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                             ---------------------

================================================================================
On March 29, 2001, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement 333-57866) (the "Form S-8") registering 22,000 shares of the Registrant's common stock, par value $1.00 per share (the "Shares"), as well as plan interests, to be issued to participants under the Data Instruments, Inc. Employee Stock Ownership Plan and Trust (the "Plan").

We are deregistering the Shares, and the plan interests, because on June 3, 2003, the Plan was merged into the Honeywell Savings and Ownership Plan I (Registration Statement No. 333-57870). As of the date of the merger, the Registrant estimates that approximately 5,355 of the Shares registered in connection with the Plan were remaining unsold. This Post-Effective Amendment No. 1 to Registration Statement No. 333-57866 is being filed in order to deregister all Shares and the plan interests that were registered under the Form S-8 and remain unsold under the Plan. No plan interests for the Plan nor rights to acquire common stock of the Registrant pursuant to the Plan are outstanding as of the date hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-57866) to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on June 28, 2004.




                                          HONEYWELL INTERNATIONAL INC.

                                          By: /s/    David J. Anderson
                                              --------------------------
                                              Name:  David J. Anderson
                                              Title: Senior Vice President and
                                                     Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-57866) has been signed by the following persons in the capacities and on the 28th of June, 2004.



           Name                                       Title
           ----                                       -----
            *                         Chairman and Chief Executive Officer and
---------------------------           Director
David M. Cote                         (Principal Executive Officer)

            *                         Director
--------------------------
Hans W. Becherer

            *                         Director
--------------------------
Gordon M. Bethune

            *                         Director
--------------------------
Marshall N. Carter

            *                         Director
--------------------------
Jamie Chico Pardo

            *                         Director
--------------------------
Clive R. Hollick

            *                         Director
--------------------------
James J. Howard

            *                         Director
--------------------------
Bruce Karatz

            *                         Director
--------------------------
Russell E. Palmer

           Name                                       Title
           ----                                       -----

            *                                Director
--------------------------
Ivan G. Seidenberg

            *                                Director
--------------------------
Eric K. Shinseki

            *                                Director
--------------------------
John R. Stafford

            *                                Director
--------------------------
Michael W. Wright

                                             Senior Vice President and Chief
/s/ David J. Anderson                        Financial Officer
---------------------
David J. Anderson                            (Principal Financial Officer)

/s/ Thomas A. Szlosek                        Vice President and Controller
---------------------
Thomas A. Szlosek                            (Principal Accounting Officer)

* By: /s/ Thomas F. Larkins
      ---------------------
      Thomas F. Larkins,
      Attorney-in-Fact


The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan administrator has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-57866) to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 28th day of June, 2004.


                               Honeywell Savings and Ownership Plan I,
                               as successor to the Data Instruments, Inc.
                               Employee Stock Ownership Plan and Trust

                               By:    /s/  Thomas W. Weidenkopf
                                      --------------------------
                               Name:  Thomas W. Weidenkopf
                               Title: Senior Vice President Human Resources and
                                      Communications

                                  EXHIBIT INDEX


Exhibit Number     Exhibit
--------------     -------
      24           Power of Attorney of certain officers and directors of
                   the Registrant*



* Previously filed as Exhibit 24 to the Registrant's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 4, 2004 (File No. 001-08974).